                                                                    EXHIBIT 20.2

[WFS FINANCIAL INC LOGO]

                        WFS FINANCIAL 2003-1 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended December 31, 2003
                    for Distribution Date of January 20, 2004

COLLECTIONS                                                                                                    DOLLARS
Payments received                                                                                              42,308,038.21
                  Plus / (Less) :
                       Net Servicer Advances                                                                      (19,072.93)
                       Investment Earnings on funds in the Collection Account                                      40,149.83
                                                                                                               -------------

Total Funds Available for Distribution                                                                         42,329,115.11
                                                                                                               =============

DISTRIBUTIONS

                  Servicing Fee                                                                 1,047,365.00
                  Trustee and Other Fees                                                            4,826.26
                                                                                                ------------

Total Fee Distribution                                                                                          1,052,191.26

                  Note Interest Distribution Amount - Class A-1                          0.00
                  Note Interest Distribution Amount - Class A-2                    272,492.10
                  Note Interest Distribution Amount - Class A-3                    551,483.33
                  Note Interest Distribution Amount - Class A-4                    643,900.00
                                                                                -------------
                                                                                 1,467,875.43

                  Note Principal Distribution Amount - Class A-1                         0.00
                  Note Principal Distribution Amount - Class A-2                29,949,068.77
                  Note Principal Distribution Amount - Class A-3                         0.00
                  Note Principal Distribution Amount - Class A-4                         0.00
                                                                                -------------
                                                                                29,949,068.77

Total Class A Interest and Principal Distribution                                                              31,416,944.20

                  Note Interest Distribution Amount - Class B-1                    126,126.17
                  Note Principal Distribution Amount - Class B-1                 1,866,576.17
                                                                                -------------

Total Class B Interest and Principal Distribution                                                               1,992,702.34

                  Note Interest Distribution Amount - Class C-1                    161,672.89
                  Note Principal Distribution Amount - Class C-1                 1,975,945.86
                                                                                -------------

Total Class C Interest and Principal Distribution                                                               2,137,618.75

                  Note Interest Distribution Amount - Class D-1                    110,659.52
                  Note Principal Distribution Amount - Class D-1                 1,206,712.33
                                                                                -------------

Total Class D Interest and Principal Distribution                                                               1,317,371.85

                  Spread Account Deposit                                                                        4,412,286.71
                                                                                                               -------------

Total Distributions                                                                                            42,329,115.11
                                                                                                               =============

                        WFS FINANCIAL 2003-1 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended December 31, 2003
                    for Distribution Date of January 20, 2004

PORTFOLIO DATA:
                                                                                # of loans
      Beginning Aggregate Principal Balance                                       68,481                       1,005,470,088.62

          Less:           Principal Payments                                                 (16,273,555.26)
                          Full Prepayments                                        (1,273)    (13,552,693.21)
                          Partial Prepayments                                          0               0.00
                          Liquidations                                              (474)     (6,630,317.29)
                                                                                             --------------
                                                                                                                 (36,456,565.76)
                                                                                                               ----------------
      Ending Aggregate Principal Balance                                          66,734                         969,013,522.86
                                                                                                               ================

Ending Outstanding Principal Balance of Notes                                                                    930,252,981.95
Overcollateralization Amount                                                                                      38,760,540.91
Overcollateralization Level                                                                                                4.00%

OTHER RELATED INFORMATION:

Spread Account:

                  Beginning Balance                                                            6,750,000.00
                       Deposits                                                                4,412,286.71
                       Investment Earnings on funds in the Spread Account                          5,734.59
                       Reductions                                                             (4,418,021.30)
                                                                                             --------------
                  Ending Balance                                                                                   6,750,000.00

                  Beginning Initial Deposit                                                            0.00
                       Repayments                                                                      0.00
                                                                                             --------------
                  Ending Initial Deposit                                                                                   0.00

Modified Accounts:

                  Principal Balance                                                                    0.00%               0.00
                  Scheduled Balance                                                                    0.00%               0.00

Servicer Advances:

                  Beginning Unreimbursed Advances                                              1,219,686.88
                  Net Advances                                                                   (19,072.93)
                                                                                             --------------
                                                                                                                   1,200,613.95

Net Charge-Off Data:

                  Charge-Offs                                                                 15,731,367.00
                  Recoveries                                                                  (3,126,576.15)
                                                                                             --------------
                  Net Charge-Offs                                                                                 12,604,790.85

Delinquencies ( P&I):                                                           # of loans
                  30-59 Days                                                       1,345      17,265,519.31
                  60-89 Days                                                         436       5,552,457.18
                  90-119 Days                                                        146       1,791,906.60
                  120 days and over                                                    4          52,323.18

Repossessions                                                                        111         852,484.62

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the Sale and
 Servicing Agreement)                                                                134                           1,751,491.61

Cumulative Charge-Off Percentage                                                                                           0.93%

WAC                                                                                                                     11.7412%
WAM                                                                                                                      54.162

                        WFS FINANCIAL 2003-1 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended December 31, 2003
                    for Distribution Date of January 20, 2004

                               BEGINNING         NOTE MONTHLY               TOTAL                 REMAINING        TOTAL
             ORIGINAL         OUTSTANDING         PRINCIPAL     PRIOR     PRINCIPAL    CURRENT   OUTSTANDING     PRINCIPAL
            PRINCIPAL          PRINCIPAL        DISTRIBUTABLE PRINCIPAL DISTRIBUTABLE PRINCIPAL   PRINCIPAL    AND INTEREST
CLASSES      BALANCE            BALANCE             AMOUNT    CARRYOVER     AMOUNT    CARRYOVER    BALANCE     DISTRIBUTION
----------------------------------------------------------------------------------------------------------------------------
  A-1     267,000,000.00               0.00              0.00   0.00             0.00   0.00              0.00          0.00

  A-2     313,000,000.00 CR1 217,993,677.80 BB1 29,949,068.77   0.00    29,949,068.77   0.00    188,044,609.03 30,221,560.87

  A-3     326,000,000.00 CR2 326,000,000.00 BB2          0.00   0.00             0.00   0.00    326,000,000.00    551,483.33

  A-4     282,000,000.00 CR3 282,000,000.00 BB3          0.00   0.00             0.00   0.00    282,000,000.00    643,900.00

  B-1      57,375,000.00 CR4  51,480,068.54 BB4  1,866,576.17   0.00     1,866,576.17   0.00     49,613,492.37  1,992,702.34

  C-1      60,750,000.00 CR5  54,496,478.80 BB5  1,975,945.86   0.00     1,975,945.86   0.00     52,520,532.94  2,137,618.75

  D-1      37,125,000.00 CR6  33,281,059.94 BB6  1,206,712.33   0.00     1,206,712.33   0.00     32,074,347.61  1,317,371.85

============================================================================================================================
TOTAL   1,343,250,000.00     965,251,285.08     34,998,303.13   0.00    34,998,303.13   0.00    930,252,981.95 36,864,637.14
============================================================================================================================

                        NOTE MONTHLY                  TOTAL
                          INTEREST       PRIOR       INTEREST      INTEREST    DEFICIENCY  POLICY
 NOTE    INTEREST       DISTRIBUTABLE   INTEREST  DISTRIBUTABLE  DISTRIBUTION    CLAIM     CLAIM
CLASSES    RATE            AMOUNT      CARRYOVER      AMOUNT        AMOUNT       AMOUNT    AMOUNT
-------------------------------------------------------------------------------------------------
  A-1    1.31000%               0.00     0.00             0.00           0.00     0.00      0.00

  A-2    1.50000%  BA3    272,492.10     0.00       272,492.10     272,492.10     0.00      0.00

  A-3    2.03000%  BA4    551,483.33     0.00       551,483.33     551,483.33     0.00      0.00

  A-4    2.74000%  BA5    643,900.00     0.00       643,900.00     643,900.00     0.00      0.00

  B-1    2.94000%  BA6    126,126.17     0.00       126,126.17     126,126.17     0.00      0.00

  C-1    3.56000%  BA7    161,672.89     0.00       161,672.89     161,672.89     0.00      0.00

  D-1    3.99000%  BA8    110,659.52     0.00       110,659.52     110,659.52     0.00      0.00

=================================================================================================
TOTAL                   1,866,334.01     0.00     1,866,334.01   1,866,334.01     0.00      0.00
=================================================================================================

                        WFS FINANCIAL 2003-1 OWNER TRUST
                              Officer's Certificate
                  for Collection Period ended December 31, 2003
                    for Distribution Date of January 20, 2004

Detailed Reporting

          See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of December 31, 2003 and were performed in conformity with the Sale and Servicing Agreement dated February 1, 2003.

                                           _____________________________________
                                           Lori Bice
                                           Assistant Vice President
                                           Director Technical Accounting

                                           _____________________________________
                                           Susan Tyner
                                           Vice President
                                           Assistant Controller